Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118876), Form S-8 (No. 333-68976), Form S-8 (333-47453) and Form S-3 (No. 333-128989) of our reports dated March 9, 2006, relating to the consolidated financial statements and the effectiveness of Dril-Quip, Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

BDO Seidman, LLP

Houston, Texas

March 9, 2006